SCHEDULE 14A --- INFORMATION REQUIRED IN PROXY
                                  STATEMENT

                            SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934   (Amendment No.)


Filed by the Registrant   X
Filed by a Party other than the Registrant _____


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       Preliminary Proxy Statement
       Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  X    Definitive Proxy Statement
       Definitive Additional Materials





                      BIOTECHNICA INTERNATIONAL, INC.
         (Name of the Registrant as Specified in its Charter)





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                      BIOTECHNICA INTERNATIONAL, INC.
                          4001 War Memorial Drive
                              Peoria, IL  61614
                               (309) 681-0300


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To be held on November 12, 1997



To the Shareholders:

 	NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of BioTechnica International, Inc., a Delaware corporation (the "Corporation" or "BioTechnica"), will be held at the Signature Inn, 4112 North Brandywine Drive, Peoria, Illinois 61614, on Wednesday, November 12, 1997 at 10:00 A.M., local time, for the following purposes:

     (1) To elect seven directors to serve until the next annual meeting
		   and until their successors shall be elected and shall qualify;

    	(2)	To ratify the appointment of KPMG Peat Marwick LLP, as indepen-
    	dent  auditors of  the Corporation  for the fiscal year ending
    	June 30, 1998; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

 	All of the above matters are more fully described in the accompanying Proxy Statement, into which this Notice is incorporated by reference.

 	The Board of Directors has fixed the close of business on September 19, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, and only shareholders of record at the close of business on that date will be entitled to vote.

 	IN ORDER THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY OR PLAN TO ATTEND THE ANNUAL MEETING IN PERSON OR BY PROXY. A RETURN ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE, IS ENCLOSED. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING, BY DELIVERING TO THE CORPORATION A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                                         By Order of the Board of Directors

                                         Bruno Carette
                                         President and Chief Executive Officer

Peoria, Illinois
October 15, 1997






                     BIOTECHNICA INTERNATIONAL, INC.
                         4001 War Memorial Drive
                            Peoria, IL  61614

                              PROXY STATEMENT

                     ANNUAL MEETING OF SHAREHOLDERS

                    To be held on November 12, 1997


                           GENERAL INFORMATION

   INTRODUCTION. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of the Corporation of proxies for use at the annual meeting of shareholders to be held at the Signature Inn, 4112 North Brandywine Drive, Peoria, Illinois 61614, on Wednesday, November 12, 1997, at 10:00 A.M., local time, and at any adjournment thereof ("Annual Meeting"),and, together with the enclosed Form of Proxy and Annual Report to Shareholders for the fiscal year ended June 30, 1997 (the "Annual Report"), is being mailed to the shareholders on or about October 20, 1997. Except for items specifically incorporated by reference herein, the Annual Report does not form any part of this Proxy Statement. The complete mailing address of the Corporation's principal executive offices is 4001 War Memorial Drive, Peoria, Illinois 61614.

   REVOCABILITY OF PROXIES. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the voting by delivering to the Corporation a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

   COST OF SOLICITATION. The entire cost of this solicitation will be paid by the Corporation. In addition, the Corporation may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition to solicitation by mail, officers and regular employees of the Corporation may solicit proxies from shareholders by telephone, telegram or personal interview. Such persons will receive no additional compensation for such services.

   QUORUM AND VOTING. The authorized capital stock of the Corporation consists of 150,000,000 shares of common stock, $.01 par value; 11,100,000 shares of Class A common stock, $.01 par value; 11,100,000 shares of Class B common stock, $.01 par value; and 2,000,000 shares of Preferred Stock, $.01 par value (collectively, the shares of the common stock, Class A common stock, Class B common stock, and Preferred Stock may be referred to herein as the "Capital Stock"). As of September 19, 1997, there are outstanding 104,055,577 shares of common stock;
-0- shares of Class A common stock, -0- shares of Class B common stock; and 900,000 shares of Class A Preferred Stock. All of the issued and outstanding shares of common stock of record as of September 19, 1997 are entitled to vote at the Annual Meeting.

   Only shareholders of record (not including Treasury Shares) of the 104,055,577 shares of the common stock, outstanding as of the close of business on September 19, 1997, will be entitled to vote. Each share of common stock is entitled to one vote upon each matter submitted to a vote of the shareholders of the Corporation at the Annual Meeting or any adjournment thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Votes submitted as abstentions on any matter to be voted on at the Annual Meeting will be counted as votes against such matters. Broker non-votes will not count for or against the election of directors, or the ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Corporation.


            PROPOSAL 1:  ELECTION OF DIRECTORS

   In accordance with the Corporation's Bylaws, the Board of Directors has fixed the number of directors at seven (7). At the Annual Meeting, the shareholders of the Corporation will be asked to consider and vote upon the election of seven (7) directors to serve until the next annual meeting and until their successors shall be elected and shall qualify. Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted for the election of such nominees as directors of the Corporation. The Board of Directors has no reason to believe that any nominee will become unavailable for election. However, in the event any one or more of such nominees shall unexpectedly become unavailable for election, the shares represented by the enclosed proxy will be voted for the election of such other persons as may be designated by the Board of Directors.

 The following information is furnished with respect to the nominees for election as Directors of the Corporation:

                            Principal Occupations the Last       Director
Name               Age      Five Years; Other Directorships        Since


Claude Agier         53   Mr. Agier has been a member of the
                          Limagrain Cooperative since 1966 and      1994
                          has served as a director of all the
                          companies belonging to the Field
                          Seeds Division of the Limagrain Group
                          since 1985.  Mr. Agier manages a farm
                          of 150 acres.

George R. Allbritten 66   Mr. Allbritten retired as the Vice        1994
                          President-Finance, Secretary, Treasurer, and Chief Financial Officer of the Corporation on August 31, 1994, an office he had held since October 1993. From
                          December 1990 to October 1993, Mr.
                          Allbritten was President-Chief Operating
                          Officer of Ferry-Morse Seed Company, a
                          subsidiary of Limagrain, where he also
                          served as Senior Vice President from 1983 to 1990 and Vice President-Finance from 1973 to 1983.


Bruno Carette        42   Mr. Carette was appointed Chief Execu-    1997
                          tive Officer of the Corporation effective
                          September 1, 1997.  In addition, he has
                          served as President and Chief Operating
                          Officer since July 1, 1996.  He served
                          as Vice President, Sales and Marketing
                          of the Corporation from 1994 to 1996.
                          From 1990 to 1993, Mr. Carette was
                          Company Production Manager at Vilmorin
                          S.A., a Limagrain affiliate.  Prior to
                          that, he was the Overseas Production
                          Manager for Vilmorin S.A. from 1988 to
                          1990.

Ralph W.F. Hardy      63  In 1996, Dr. Hardy became President of    1984
                          the National Agricultural Biotechnology
                          Council and a Board member and Corporate
                          Secretary of the United States Department of Agriculture's Alternative Agriculture
                          Research and Commercialization Corpora-
                          tion.  From September 1987 until August
                          1995, Dr. Hardy was President and Chief
                          Executive Officer of the Boyce Thompson
                          Institute for Plant Research at Cornell
                          University. From November 1984 to January
                          1986, Dr. Hardy was President and Chief
                          Operating Officer of the Corporation.

Serge Lebreton        57  Mr. Lebreton joined the Limagrain Coop-   1997
                          erative Board of Directors in 1969 as
                          Vice Chairman/Treasurer.  In 1984 he
                          was appointed President of the Corn
                          Seeds Division of the Limagrain Group.
                          Since 1993, he has been the President
                          of the Bio-Health Division of the Group
                          and Chairman of the Dolisos companies.
                          He serves as President of the regional
                          section of ONIC (Office National Inter-
                          professional des Cereales) and as a
                          member of the Board of Directors of a
                          local banking agency of the Credit
                          Agricole.

Claude Lescoffit     50   Mr. Lescoffit is an Engineer of Ecole     1997
                          des Mines de Paris. After several years in French Research Laboratories, and in-dustrial experience in the steelmaking and automotive industry, he joined
                          Michelin in 1982.  In 1987, he became
                          Executive Vice President in charge of
                          process engineering. He was a member of the Executive Committee of Michelin.
                          He joined Groupe Limagrain in 1996 as
                          Corporate Vice President in charge of
                          development of biotechnologies. In 1997, he became Chief Executive Officer of Limagrain Agro-Genetics, the field seeds division of Limagrain. He is also Presi-dent of the Executive Committee of BIOGEMMA, a joint venture in biotechnology between several seed companies in Europe.

Laurent Petoton      61   Mr. Petoton has been a member of the      1994
                          Limagrain Cooperative since 1971 and
                          has served as director since 1978.  He
                          has been Chairman of the Board of
                          Directors of Force Limagrain BV (Holland) since 1989 and has served as a director of all the companies belonging to the Field Seeds Division of the Limagrain
                          Group since 1985.  Mr. Petoton is a
                          Board member of the local branch of the
                          Credit Agricole Bank.


DIRECTOR'S COMPENSATION, MEETINGS AND COMMITTEES

  Groupe Limagrain Holding S.A. ("Limagrain"), through its majority-owned subsidiary, Limagrain Genetics Corp. ("LG Corp."), owns approximately 94% of the common stock and 100% of the preferred stock of the Corporation. Limagrain has nominated and elected three members of its Board of Directors and one member of its senior management to serve on the Board of Directors of the Corporation.

  Directors who are not salaried employees of, or consultants to, the Corporation or representatives of Limagrain are entitled to receive an annual retainer of $4,000 each. Directors who are salaried employees of the Corporation are not entitled to any additional remuneration above and beyond their salary. Directors who are representatives of Limagrain are not entitled to any remuneration from the Corporation. Directors who are consultants to the Corporation are not entitled to any additional remuneration above and beyond the amounts set forth in their individual consulting agreements. Messrs. Lebreton, Lescoffit, Agier and Petoton are considered representatives of Limagrain, and therefore, received no remuneration from the Company for their services as Directors of the Corporation. Dr. Hardy and Mr. Hittinger (a director of the Corporation until resigning in August, 1997), had consulting agreements with the Corporation which provided for the payment of $15,000 per year. During the year ended June 30, 1997 ("Fiscal 1997"), Dr. Hardy and Mr. Hittinger were paid $15,000. Mr. Allbritten received an annual retainer of $4,000. Mr. Carette is an employee of the Corporation and, therefore, receives no additional remuneration above and beyond his salary.

   The Board of Directors of the Corporation held two (2) meetings during Fiscal 1997. During that fiscal year, no incumbent director attended fewer than 100% of the meetings of the Board of Directors and the committees of the Board of Directors upon which he served.

   The Board of Directors has appointed an Audit Committee and a Compensation Committee. The Audit Committee consists of Dr. Hardy, and Messrs. Allbritten, Carette and Lescoffit. The Audit Committee's functions are to recommend the selection of independent auditors and to carry out such activities related to the financial statements of the Corporation as the Board of Directors shall from time to time request. The Audit Committee held one (1) meeting during Fiscal 1997.

   The Compensation Committee, which consists of Messrs. Agier, Petoton and Lescoffit, reviews and approves employment policies and administers the 1992 Stock Incentive Plan. The Compensation Committee held one (1) meeting during Fiscal 1997.




  A vote of a plurality of all shares of the common stock present in person or by proxy and voting at the Annual Meeting is necessary for the election of the nominees as directors of the Corporation. IF LIMAGRAIN, WHICH CONTROLS APPROXIMATELY 94% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION, VOTES ITS SHARES IN FAVOR OF THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ABOVE, THEN SUCH NOMINEES WILL BE ELECTED TO THE BOARD OF DIRECTORS, REGARDLESS OF THE VOTE OF ANY OTHER SHAREHOLDER.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE CORPORATION.




                 PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

   The Board of Directors has selected KPMG Peat Marwick LLP, independent auditors, to audit the financial statements of the Corporation for the fiscal year ending June 30, 1998. KPMG Peat Marwick LLP has audited the Corporation's financial statements annually since 1981.

   Representatives of KPMG Peat Marwick LLP will be available for the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

   A vote of the majority of all shares present in person or by proxy and voting at the Annual Meeting is necessary for the ratification of KPMG Peat Marwick LLP as the Corporation's independent auditors for the fiscal year ending June 30, 1998. If the appointment of KPMG Peat Marwick LLP is not approved at the Annual Meeting, the Board of Directors will consider the selection of another accounting firm. IF LIMAGRAIN, WHICH CONTROLS APPROXIMATELY 94% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION, VOTES ITS SHARES IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1998, THE APPOINTMENT WILL BE RATIFIED REGARDLESS OF THE VOTE OF ANY OTHER SHAREHOLDER.

   THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1998.




             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information concerning the record and beneficial ownership of each shareholder known to the Corporation to be the beneficial owner of more than five percent of the Corporation's common stock as of September 20, 1997. The persons identified have sole voting and investment power with respect to all such shares unless otherwise noted.





                           Number of Shares of     Approximate Percentage
                              Common Stock             of Common Stock
                           Beneficially Owned(1)      Beneficially Owned(2)

Groupe Limagrain              98,277,178(3)                    94%
  Holding S.A.
BP1
63720 Chappes
France

   (1)None of the shares disclosed in this column represent shares with respect to which the holders thereof have the right to acquire bene-ficial ownership as specified in Rule 13d-3(d)(1) under the Securi-ties Exchange Act of 1934, as amended.

   (2)Percentages of common stock held are based on 104,055,577 shares of common stock outstanding as of September 19, 1997, excluding
     39,160 treasury shares.

   (3)Consists of 98,277,178 shares of common stock owned beneficially and of record by its subsidiary LG Corp.



                       MANAGEMENT OF BIOTECHNICA

                   SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth, as of September 19, 1997, certain information regarding the beneficial ownership of the common stock held by each director, each nominee for election as a director and by all directors and executive officers as a group. None of the directors beneficially own any other class of equity securities other than common stock. The persons identified have sole voting and investment power with respect to such shares unless otherwise noted. Claude Agier, George Allbritten, Bruno Carette, Claude Lescoffit, Serge Lebreton, and Laurent Petoton are not record or beneficial owners of any shares of common stock of the Corporation.

                          Number of Shares of     Approximate Percentage
                          Common Stock            of Common Stock
                          Beneficially Owned      Beneficially Owned

Ralph W.F. Hardy                4,830                     *

All directors and executive    11,080                     *
officers as a group--nine
(9) persons

*Denotes less than 1%


INFORMATION ABOUT EXECUTIVE OFFICERS

   Information about the executive officers of the Corporation who are not nominees for election as Directors is set forth below. All executive officers serve at the discretion of the Board of Directors and are members of the BioTechnica International, Inc./LG Seeds, Inc. Operating Committee.

  During Fiscal 1997 and until August 31, 1997, Mr. Emmanuel Rougier served as Chief Executive Officer of the Corporation. He was not an employee of the Corporation, nor did he receive any direct compensation from the Corporation. (See "CERTAIN RELATIONSHIPS AND OTHER RELATED TRANSACTIONS-LIMAGRAIN GENETICS INTERNATIONAL SERVICE AGREEMENT"). Effective September 1, 1997, Mr. Bruno Carette, President and Chief Operating Officer of the Corporation assumed the duties of Chief Executive Officer.


                         Position with the Corporation, Principal
Name               Age   Occupations During the Last Five Years


Roger E. Bonsack   45    Mr. Bonsack was appointed National Sales Manager
                         of the Corporation as of July 1, 1996. Prior to that date, he was the Location Sales and Marketing Manager of the Corporation's Tekamah,
                         NE Service Center since July, 1991. Prior to that, he served in various management positions with Dekalb Genetics.

Jacqui Doublier     46   Mr. Doublier was appointed Manager, Marketing
                         and Product Development of the Corporation as of September 16, 1996. Prior to that, he was Export Sales Manager from 1989 to 1996 at
                         Vilmorin S.A., a Limagrain affiliate in the field of vegetable seeds.

Edward M. Germain   45   Mr. Germain was appointed Vice President,
                         Finance, Chief Financial Officer and Secretary of the Corporation as of July 1, 1996. Prior to that date, he served as Chief Financial
                         Officer and Secretary of the Corporation since
                         November 1, 1994. Prior to that, he served as Controller of Shissler Seed Company from 1993 to 1994 and held various financial and management positions with Briggs Industries,
                         Inc. and Pekin Energy Company.

Larry D. Rieffel    50   Mr. Rieffel was appointed Vice President,
                         Production and Logistics as of July 1, 1996.
                         Prior to that date he served as Corporate
                         Production and Logistics Manager of the
                         Corporation since July 1, 1994. Prior to that, he served in various senior management positions of the Corporation and with NobleBear Seed
                         Company before it was acquired by the
                         Corporation.

Barbara A. Wittig   31   Ms. Wittig was appointed Human Resources,
                         Training and Internal Communications Manager of the Corporation as of July 1, 1997. Prior to that date, she was the Human Resources Manager of the Corporation since August, 1994. Prior to that, she served in various positions with Dialysis Centers of America and Burns Interna-tional Security Services.



               REPORT OF THE COMPENSATION COMMITTEE OF THE
               BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   The following is the report of the Compensation Committee of the Corporation (the "Committee") on executive compensation for Fiscal 1997 for executives of the Corporation other than the CEO.

   COMPENSATION PHILOSOPHY: The Committee believes that it is in the best interest of the shareholders of the Corporation for the Corporation to attract, maintain and motivate top quality management personnel, especially its executive officers. The general philosophy of the Committee is to integrate (i) reasonable levels of annual base compensation and (ii) annual cash bonuses based on achievement of short-term corporate and individual performance goals, such that executive compensation levels will be higher in years in which performance goals are achieved or exceeded.

   The elements of the Committee's integrated compensation philosophy are summarized as follows:

   BASE COMPENSATION LEVELS: The base compensation levels for the management of the Corporation are determined according to the compensation policy in place at Limagrain for its executives.

   PERFORMANCE BASED COMPENSATION: The compensation package for management of the Corporation also includes performance-based elements. Annual cash bonuses can be earned based on achievement of Corporation and/or individual base performance goals determined at the beginning of the year by the Committee for Mr. Carette, President and Chief Executive Officer of the Corporation, and proposed by Mr. Carette and reviewed by the Committee for all other executives. Economic results are the primary measure of Corporate performance.

   RELATIONSHIP OF CORPORATE PERFORMANCE TO FISCAL 1997 COMPENSATION: For Fiscal 1997, the potential performance based compensation amount for Mr. Carette consisted of a cash bonus to be paid subsequent to the end of the fiscal year. The amount to be paid will be calculated based on two factors: (i) an amount based on an amount approximately equal to cash generated by operations above a certain level; and (ii) an amount based upon the financial results of Limagrain Genetics International. As of August 31, 1997, the amount of any such bonus, if any, has not been calculated.

   A substantially similar arrangement existed for Fiscal 1996 under which Mr. Carette received a cash bonus of $-0-.

   COMPENSATION OF FORMER CHIEF EXECUTIVE OFFICER: Effective August 31, 1997, Mr. Emmanuel Rougier resigned as Chief Executive Officer of the Corporation to assume duties in another division of Limagrain. During Fiscal 1997, Mr. Rougier served as Chief Executive Officer of the Corporation. He did not receive any compensation directly from the Corporation. Mr. Rougier was an employee of Limagrain, not the Corporation. The Corporation entered into a service agreement (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS") with Limagrain Genetics International, an affiliate of the Corporation, to provide various management, administrative, and financial services. This service agreement covered services provided by Mr. Rougier and, therefore, the costs of Mr. Rougier's services were covered by and included in that service agreement. The Corporation did not provide any additional direct or indirect compensation to Mr. Rougier.


  The Compensation Committee is composed of Messrs. Lescoffit, Petoton and Agier, none of whom are employees of the Corporation, but all of whom are representatives of Limagrain.




                                        Claude Lescoffit, Chairman
                                        Laurent Petoton
                                        Claude Agier




                     STOCK PERFORMANCE GRAPH

   The following line graph compares the yearly percentage change:

     (i) in the Corporation's cumulative Total Stockholders Return (as herein defined) (the "diamond" line); with

    (ii)  the cumulative Total Stockholders Return of the NASDAQ
          United States Composite Index (the "triangle" line); with

   (iii) the cumulative Total Stockholders Return of a customized group of companies involved in the seed industry (the "Custom
          Composite Index") (the "square" line).

   "Total Stockholders Return" is calculated quarterly, with dividends reinvested at the ex-dividend date for each quarter and return compounded. The graph uses an initial investment of $100 on December 31, 1991, cumulating the total return for each month for each component, BioTechnica, the NASDAQ United States Composite Index and the Custom Composite Index, each assuming dividend reinvestment. The Custom Composite Index was prepared by weighting the return of each group member according to its respective market capitalization on a quarterly basis.

   The Custom Composite Index consists of AgriBioTech, Inc., DEKALB Genetics Corp. - Class B, Delta and Pine Land Co., Mycogen Corp., Pioneer Hi-Bred International, The Scotts Company - Class A, and Zeneca Group Plc-ADR. Some companies included in the Custom Composite Index became publicly traded after December 1989. These companies and the dates they began trading are: The Scotts Company-Class A-January 31, 1992; Zeneca Group Plc ADR-May 12, 1993; Delta and Pine Land Co.-June 30, 1993; and AgriBioTech, Inc.-December 13, 1993.

   The Corporation's fiscal year currently ends June 30. Prior to 1994, the Corporation's fiscal year ended July 31; prior to 1992, the Corporation's fiscal year ended December 31.

   The historical stock price performance shown on this graph is not necessarily indicative of future performance.




                   7/92     7/93     6/94     6/95     6/96     6/97

BioTechnica Intl.  $100   $ 75.00  $ 15.63  $  8.34  $ 25.00  $  4.17
Custom Composite   $100   $105.78  $128.00  $193.20  $260.48  $394.56
  Index
NASDAQ Market
  Index            $100   $122.76  $134.61  $157.88  $198.73  $239.40



                           EXECUTIVE COMPENSATION

   SUMMARY COMPENSATION TABLE: The following table summarizes, for each of the last three fiscal periods, the compensation awarded, paid to or earned by (i) the former CEO of the Corporation, (ii) the current CEO and COO, who performed many of the functions normally associated with the CEO function, and (iii) each of the four most highly compensated executive officers other than the CEO or COO who served as executive officers of the Corporation or its subsidiaries, as of June 30, 1997, whose annual compensation exceeded $100,000, if any. The Corporation does not currently award restricted stock, stock options, stock appreciation rights, or other long-term incentive compensation under its executive compensation program.


                       SUMMARY COMPENSATION TABLE

                                                Long-Term
                                               Compensation
    Name and         Annual Compensation          Awards       All Other
Principal Position    Year    Salary    Bonus  Options/SARs   Compensation

Emmanuel Rougier                (1)
Former Chief
   Executive Officer

Bruno Carette         1997  $107,570(2)  $-0-        (3)
President and Chief   1996  $ 88,225(2)  $-0-        (3)
  Executive Officer   1995  $ 85,621(2)  $-0-        (3)


Note: Prior to July 1, 1996, Mr. Carette was Vice President-Sales and Marketing of the Corporation. From July 1, 1996 to the present, he was President and Chief Operating Officer. Effective September 1, 1997, Mr. Carette assumed the duties of Chief Executive Officer upon the resignation of Mr. Rougier.

No other officers of the Corporation had annual compensation in excess of $100,000.


(1) Mr. Rougier was the Chief Executive Officer of the Corporation until September 1, 1997. He is not paid by the Corporation. See "COMPENSATION OF FORMER CHIEF EXECUTIVE OFFICER" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."
(2)  Includes personal use of Corporation automobile.
(3) Mr. Carette is covered under the retirement system established under French law. The French retirement system is similar to the United States social security system -- a company makes mandatory contributions on behalf of all of its employees based on a percentage of the employee's salary. The funds are paid to, and administered by, a governmental entity. The amount of the contribution on behalf of each employee is mandatory. In addition, in France a company may elect to make additional contributions on behalf of its employees and if a company chooses to do so, such additional contributions are governed by the same principles as for the mandatory contributions as described herein. Limagrain normally makes additional contributions on behalf of all of its employees. See discussion of Limagrain Genetics International Service Agreement under "CERTAIN RELATIONSHIPS AND OTHER RELATED TRANSACTIONS."



                            OPTION/SAR GRANTS IN FISCAL 1997

   During Fiscal 1997, there were no options/SARs granted to any director, officer or employee of the Corporation.


                   AGGREGATE OPTION/SAR EXERCISES IN FISCAL 1997
                       AND OPTION VALUES AT JUNE 30, 1997

  During Fiscal 1997, there were no options/SARs exercised by any officer, director or employee of the Corporation and there were no unexercised in-the-money options/SARs outstanding to any officer, director or employee as of June 30, 1997.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   None of the members of the Compensation Committee has ever been (i) an employee or officer of the Corporation or any of its subsidiaries or (ii) had any relationship requiring disclosure under any paragraph of Item 404 or in Item 402(j)(3) of Regulation S-K promulgated by the Commission. Messrs. Lescoffit, Agier and Petoton are representatives of Limagrain.


  CERTAIN RELATIONSHIPS AND OTHER RELATED TRANSACTIONS

   The Corporation, through relationships with LG Corp. (its 94.4 % parent), is an affiliate of Limagrain. The Limagrain Group ("Limagrain Group") consists of a cooperative of approximately 500 French farmers and the multi-national group of companies owned by them. In total, these companies represent the third largest seed company in the world. The Limagrain Group is recognized as a leader in seed research, seed production, and seed marketing, as well as biotechnology research and applications. The Limagrain Group also has investments and joint ventures with other companies throughout the world in various agribusiness industries.

   The Corporation has contractual relationships with a number of other Limagrain affiliated companies. The terms of these contracts are negotiated annually between the Corporation and each individual affiliated company. Management believes that such contracts (i) are reasonable, necessary and in the best interests of all of the shareholders of the Corporation, and (ii) are on terms no less favorable to the Corporation than the Corporation could obtain from non-affiliated third parties or on which the Corporation could internally perform the services provided in such contracts. The Audit Committee of the Board of Directors of the Corporation has independently reviewed the basis for these contracts and has recommended that the Board of Directors of the Corporation approve and ratify such contracts as are in effect for the current fiscal year. The Board of Directors of the Corporation, including all of the Directors unaffiliated with Limagrain, has unanimously voted to approve and ratify such contracts as are in effect for the current fiscal year.

   A summary of significant relationships follows below:

EXPORT HYBRID CORN SALES TO AFFILIATED COMPANIES

   The Corporation produces and sells seed corn grown in the United States to affiliates of Limagrain in Europe. These agreements are renegotiated each year, based on product conditions at the time, availability of extra capacity at the Corporation's production and processing facilities, and the needs of the European affiliates of Limagrain. Such negotiations are conducted on an arms-length basis by management of the Corporation and a representative of the respective affiliate. These agreements specifically identify the product to be produced by the Corporation, the quantity to be purchased, and the quality and specifications for that product. Management believes that these contracts are a benefit to the Corporation in that they cover the variable costs involved, contribute to absorbing fixed operating costs and augment the profits of the Corporation. There is no assurance that the Corporation and the Limagrain affiliates will continue to reach agreement on such arrangements in the future and, in such event, there will be a negative impact upon the Corporation's sales and profit margins. During Fiscal 1997, the total sales made under these contracts amounted to $2,977,000.


HYBRID CORN LICENSE AGREEMENT

   The Corporation has entered into an agreement with LG Corp. to allow the Corporation to market various proprietary hybrid corn genetics developed through the LG Corp. research program. In exchange for the right to sell these proprietary genetics, the Corporation has agreed to pay royalties to LG Corp. For Fiscal 1997, the amount of these royalties was approximately $71,000. Management anticipates that the royalty rate will remain stable but that the dollar amount paid to LG Corp. under this agreement will increase in the future due to an increase in the volume of sales of these genetics.

   Management believes the royalties paid under this agreement are as or more favorable to the Corporation as compared to the royalties paid in the seed corn industry generally for the use of proprietary genetic material.

SOYBEAN GENETICS LICENSE AGREEMENT

   The Corporation has entered into an agreement with LG Corp. to allow the Corporation to market various proprietary soybean products developed through its soybean research program. In exchange for the right to sell these products, the Corporation has agreed to pay royalties to LG Corp. For Fiscal 1997, the amount of these royalties was approximately $44,000. LG Corp. makes the same type of products available to non-affiliated competitor companies in the seed industry. Management believes the royalty rates charged to the Corporation are as favorable to the Corporation as compared to the royalty rates charged to non-affiliated customers of LG Corp.


BIOTECHNOLOGY SERVICE AGREEMENT

   The Corporation has entered into an agreement with BIOCEM S.A.
("BIOCEM") (an affiliate of Limagrain) to provide access to the biotechnology research conducted by the Limagrain Group around the world. Through this agreement, the Corporation not only has access to the results of the research but also has the right to propose topics for future study.

   During Fiscal 1997, the Corporation paid $50,000 to BIOCEM under the terms of this agreement. Management believes that the fees paid pursuant to this agreement are as or more favorable to the Corporation as compared to (i) the fees that the Corporation would have to pay to a non-affiliated party for substantially similar services and (ii) the costs required to perform such services internally.


GROUPE LIMAGRAIN HOLDING SERVICE AGREEMENT

   The Corporation has entered into an agreement with Limagrain whereby Limagrain will provide various administrative, financial and accounting services to the Corporation that the Corporation does not otherwise provide for itself. Significant items covered under this agreement are:

     a.  STRATEGIC PLANNING AND CONTROL
         Limagrain monitors the economic environment of the Corporation, and the seed industry in general, and provides advice and guidance to management in developing long-term plans and objectives. In addition, Limagrain assists in the preparation and review of the annual long-term planning documents of the Corporation.

     b.  HUMAN RESOURCES AND BENEFITS
         Limagrain provides assistance to the Corporation in the form of recruitment services, career evaluation, training opportunities, and compensation evaluation. In addition, Limagrain coordinates and evaluates the benefit programs offered by Limagrain Group companies in North America.

     c.  FINANCING/TREASURY ACTIVITIES
         Limagrain provides technical support for the Corporation in negotiations with its bankers. In addition, Limagrain provides short-term financing to the Corporation to meet cash flow requirements. Limagrain has been critical in negotiating favorable interest rates and financing terms.

     d.  AUDITING SERVICES
         Limagrain assists the Corporation in negotiations with its outside auditors regarding the cost of services. Limagrain also provides internal audit services to the Corporation.

   The Corporation paid $150,000 to Limagrain under this service agreement for Fiscal 1997. Management believes that the fees paid pursuant to this agreement are as or more favorable to the Corporation as compared to (i) the fees that the Corporation would have to pay to a non-affiliated party for substantially similar services and (ii) the costs required to perform such services internally.


LIMAGRAIN GENETICS INTERNATIONAL SERVICE AGREEMENT

   The Corporation has entered into an agreement with Limagrain Genetics International ("LGI") (an affiliate of Limagrain) whereby LGI will provide various administrative, technical and marketing services to the Corporation. LGI is the "division" of the Limagrain Group responsible for the operations of the Corporation.

     a.  CHIEF EXECUTIVE OFFICER
         LGI provided the services of the Chief Executive Officer of the Corporation, Mr. Emmanuel Rougier. In addition,
         LGI paid all travel and other expenses for Mr. Rougier in his capacity as Chief Executive Officer of the Corporation.

     b.  BOARD OF DIRECTORS
         In their capacity as Board members of LGI, four directors of LGI are representatives of Limagrain on the Board of Directors of the Corporation. No fees or costs are paid by the Corporation for the services of these directors.

     c.  RESEARCH
         LGI coordinates the traditional plant breeding programs of the Limagrain Group for the crops the corporation markets. The Corporation receives information on the results of these activities and has the opportunity to provide suggestions on potential avenues of future research.

     d.  MARKETING PLANNING
         LGI provides advice and planning services to the Corporation in regard to the development of business and marketing plans and strategies.

     e.  ADMINISTRATIVE/ACCOUNTING SUPPORT
         LGI provides expertise to the Corporation in monitoring short-term planning and month-to-month financial analysis and control.

     f.  BRAND NAME
         LGI allows the Corporation to use the "LG" brand name and logo in its marketing efforts.

   The Corporation paid $100,000 to LGI under this service agreement for Fiscal 1997. Management believes that the fees paid pursuant to this agreement are as or more favorable to the Corporation as compared to (i) the fees that the Corporation would have to pay to a non-affiliated party for substantially similar services and (ii) the costs required to perform such services internally.

   LGI pays retirement and certain other benefits provided for under French law on behalf of French citizens employed by the Corporation. The Corporation reimburses these benefit costs to LGI. For Fiscal 1997, these costs amounted to $62,000 and provided benefits for two employees of the Corporation.


NICKERSON SA SERVICE AGREEMENT

   The Corporation has entered into an agreement with Nickerson SA ("Nickerson") (an affiliate of Limagrain) whereby the Corporation will provide office space and one employee to Nickerson for use in monitoring its business in the United States. The agreement also calls for the Corporation to pay invoices on behalf of Nickerson, which Nickerson reimburses to the Corporation on a monthly basis.

   Under the terms of this agreement, in addition to the reimbursement of direct expenses as described above, Nickerson was invoiced $46,000 by the Corporation for Fiscal 1997.


FINANCIAL TRANSACTIONS WITH AFFILIATES

   At June 30, 1997, LG Corp. had three outstanding loans to the
Corporation:

   (i) a two-year note in the amount of $3,260,846. The note is subordinated to all debt outstanding to the Company's principal bank.
The note bears interest at five percent (5%) per annum and is due July 1, 1999.
  (ii) a two-year note in the amount of $1,000,000. The note is subordinated to all debt outstanding to the Company's principal bank.
The note bears interest at five percent (5%) per annum and is due July 1, 1999.
 (iii) a two-year note in the amount of $1,000,000. The note bears interest at five percent (5%) per annum and is due July 1, 1999.

In addition, from time to time during Fiscal 1997, the Corporation was advanced cash by LG Corp. and other Limagrain affiliates, to allow the Corporation to meet covenants under the revolving credit arrangement with its principal bank. The Corporation reimbursed LG Corp. and other Limagrain affiliates for actual interest costs and fees incurred to borrow these funds. Except as described above, all of these advances have been repaid to LG Corp. and other Limagrain affiliates as of June 30, 1997.

   Management believes these loans bear interest at or below a rate which the Corporation would be able to obtain from an unaffiliated lender for an unsecured loan.

  There is no assurance that LG Corp., or any other affiliate of Limagrain, will continue to (i) guarantee the Corporation's credit arrangement (which it has not had the legal obligation to do since November 1994), (ii)loan funds to the Corporation, or (iii) invest additional equity in the Corporation. In addition, there is no assurance that, without such guarantees, loans, and/or investments, the Corporation would not be out of compliance with terms of its bank line of credit during seasonal fluctuations in the Corporation's borrowing base and net tangible assets, respectively.



TAX SHARING AGREEMENT

  The Corporation, LG Corp., and each of LG Corp.'s other subsidiaries entered into a Tax Sharing Agreement as of November 30, 1994. The purpose of this Tax Sharing Agreement is to provide for an annual system of allocating federal tax liabilities and certain state and local tax liabilities of LG Corp., the Corporation, and each of LG Corp.'s other subsidiaries for purposes of computing each member's annual earnings and profits and making cash payments between the members to reflect the allocation of such tax liabilities. Generally, the parties to the Tax Sharing Agreement have agreed to allocate their consolidated income tax liabilities in accordance with the method provided in Section 1552(a)(1) of the Internal Revenue Code, as amended, and the regulations promulgated thereunder.



                    OTHER MATTERS

   The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that the shares represented by the enclosed proxy will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.


         DEADLINE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS

   Proposals of shareholders of the Corporation which are intended to be presented by the Corporation at the Corporation's 1998 annual meeting of shareholders must be received by the Corporation no later than June 12, 1998, that they may be included in the Proxy Statement and Form of Proxy relating to that meeting.

GENERAL

   In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure the required quorum, please sign, date and return your proxy promptly.

                          INCORPORATION BY REFERENCE

   The following information from the Corporation's Annual Report to Shareholders for the fiscal year ended June 30, 1997, and which accompanies this Proxy Statement is incorporated herein by reference:
"Business," "Properties," "Market for the Registrant's Common Equity and Related Stockholder Matters," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                 By Order of the Board of Directors


                                 /s/         Bruno Carette
                                 President and Chief Executive Officer

October 15, 1997







Appendix I:   Proxy Card

                        BIOTECHNICA INTERNATIONAL, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
      ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON NOVEMBER 12, 1997.

The undersigned hereby appoints Bruno Carette and Edward M. Germain, and each of them, with power of substitution in each, the proxy (the "Proxy") for and in the name of the undersigned to vote all shares of Common Stock, $.01 par value, of BioTechnica International, Inc. (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on November 12, 1997, and at any adjournments thereof, upon matters set forth in the Notice of Meeting, as indicated on the reverse side of this proxy card.

         (Continued and to be voted, signed and dated on reverse side)

     Please mark your
X    votes as in this
     example



1. Election       FOR all nominees                    Withheld Authority
   of             listed at right (except to          to vote for all nominees
   Directors      vote as marked to the               nominees
                  contrary below)                     listed at right


                      _______                              _______


                   Nominees:
                    Claude Agier
                    George Allbritten
                    Bruno Carette
                    Ralph W. F. Hardy
                    Serge Lebreton
                    Claude Lescoffit
                    Laurent Petoton

    Instructions:   To withhold authority to vote
                    for any nominee, write that nominee's
                    name in the space provided below:


                     ____________________________________


                                                  FOR     AGAINST     ABSTAIN
2.    Approval of the appointment of KPMG Peat
      Marwick LLP, independent certified public
      accountants, as auditors for the Corporation
      for the fiscal year ending June 30, 1998:   ____     _____       ____


3. In their discretion, the Proxies are further authorized to vote upon such other business as may properly come before this meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY TEH UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.



Note: These matters have been proposed by the Corporation and are not related to or conditioned on the approval of other matters.


Signature: ____________Date:_______       Signature:_____________Date:________

Note:  Where stock is registered jointly in the name of two or more persons,
all should sign.   Signature(s) should correspond exactly with the names shown
above.   Please sign and date and return promptly in the enclosed envelope.
No postage need be affixed if mailed in the United States.